      As filed with the Securities and Exchange Commission on June 1, 2000

                                                  Registration No.  333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SODEXHO MARRIOTT SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      52-0936594
    -------------------------------         ------------------------------------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

                          9801 WASHINGTONIAN BOULEVARD
                          GAITHERSBURG, MARYLAND 20878
                    ----------------------------------------
                    (Address of principal executive offices)

             SODEXHO MARRIOTT SERVICES EMPLOYEE STOCK PURCHASE PLAN
             ------------------------------------------------------
                              (Full title of plan)

                              ROBERT A. STERN, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         SODEXHO MARRIOTT SERVICES, INC.
                          9801 WASHINGTONIAN BOULEVARD
                          GAITHERSBURG, MARYLAND 20878
                                 (301) 987-4480
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   (Copy to:)
                           LINDA MAROTTA THOMAS, ESQ.
                        PIPER MARBURY RUDNICK & WOLFE LLP
                                6225 SMITH AVENUE
                         BALTIMORE, MARYLAND 21209-3600
                                 (410) 580-4271


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                              PROPOSED           PROPOSED
                                            AMOUNT            MAXIMUM            MAXIMUM            AMOUNT OF
                                            TO BE             OFFERING          AGGREGATE         REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED      REGISTERED      PRICE PER UNIT (3) OFFERING PRICE (3)       FEE (3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value(1)         1,800,000(2)           $14.00          $25,200,000           $6,653
====================================================================================================================

(1) Includes rights ("Rights") issuable pursuant to certain Rights Agreement between the Registrant and Bank of New York dated as of October 8, 1993, as amended, which Rights are currently carried and traded with shares of the Registrant's Common Stock (including shares registered hereunder). The value attributable to the Rights, if any, is reflected in the value of the Registrant's Common Stock.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests to be offered or sold pursuant to the Sodexho Marriott Services Employee Stock Purchase Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Sodexho Marriott Services, Inc. Common Stock reported on the New York Stock Exchange on May 30, 2000 (i.e., $14.00). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the Sodexho Marriott Services Employee Stock Purchase Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 3, 1999 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-12188);

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


         Article 8 of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and Section 6.09 of the Company's Amended and Restated Bylaws (the "Bylaws") define the rights of individuals, including directors and officers of the Company, to indemnification by the Company in the event of personal liability or expenses incurred by them as a result of pending or threatened claims against them. Article 9 of the Certificate limits the personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty. These provisions of the Certificate and Bylaws are collectively referred to herein as the "Director Liability and Indemnification Provisions."

         The Director Liability and Indemnification Provisions are consistent with Section 102(b)(7) of the Delaware General Corporation Law ("Delaware Law"), which is designed, among other things, to encourage qualified individuals to serve as directors of Delaware corporations by permitting Delaware corporations to include in their certificates of incorporation a provision limiting or eliminating directors' liability for monetary damages and with other existing Delaware Law provisions permitting indemnification of certain individuals, including directors and officers.

         In performing their duties, directors of a Delaware corporation are obligated as fiduciaries to exercise their business judgment and act in what they reasonably determine in good faith, after appropriate consideration, to be the best interests of the corporation and its stockholders. Decisions made on that basis are protected by the so-called "business judgment rule." However, the expense of defending lawsuits means that, as a practical matter, adequate insurance and indemnity provisions are often a condition of an individual's willingness to serve as director of a Delaware corporation. Delaware Law has for some time specifically permitted corporations to provide indemnity and procure insurance for its directors and officers.

         Set forth below is a description of the Director Liability and Indemnification Provisions. Such description is intended as a summary only and is qualified in its entirety by reference to the Certificate and the Bylaws.

         Elimination of Liability in Certain Circumstances. Article 9 of the Certificate protects each director against monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit. Under Delaware Law, absent these provisions in Article 9, directors could generally be held liable for gross negligence for decisions made in the performance of their duty of care. Article 9 eliminates such liability. Under Section 174 of Delaware Law, however, directors remain personally liable for unlawful dividends or unlawful stock repurchases or redemptions and a negligence standard applies to such liability.

         While the Director Liability and Indemnification Provisions provide directors with protection from liability for monetary damages for breaches of the duty of care, they do not eliminate a director's duty of care. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. Article 9 will apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and will not apply to officers of the Company who are not directors. The elimination of liability of directors for monetary damages in the circumstances described above may deter persons from bringing third-party or derivative actions against directors to the extent such actions seek monetary damages.

         Indemnification and Insurance. Under Section 145 of Delaware Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of the derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and Delaware Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Company.

         Section 6.09 of the Bylaws provides as follows:

         (a) Each person who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or a Subsidiary, or is or was serving at the request of the Company or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted from time to time by Delaware Law as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue to a person who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, that the Company shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors or is a Proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Bylaw. The Company shall pay the expenses incurred by such person in defending any such Proceeding in advance of its final disposition upon receipt (unless the Company upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by this Bylaw or otherwise.

         (b) The indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, other provision of these bylaws, agreement, vote of stockholders or Disinterested Directors (see (e)(i) of this section) or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.09, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

         (c) The Company may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee, or agent of the Company or a Subsidiary or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

         (d) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         (e) For purposes of these Bylaws:

         (i) "Disinterested Director" means a director of the Company who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

         (ii) "Subsidiary" means a corporation, a majority of the capital stock of which is owned directly or indirectly by the Company.

         Article 8 of the Company Certificate provides that a person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company will be indemnified by the Company to the fullest extent provided by Delaware Law.
Article 8 also provides that the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in Article 8.

ITEM 6.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 7.  EXHIBITS.


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

4.1                 Amended  and  Restated   Certificate  of   Incorporation  of  the  Registrant
                    (incorporated  by reference to Exhibit No. 3(a) to Report on Form 8-K,  dated
                    April 3, 1998).

4.2                 Amended and Restated By-Laws of the Registrant  (incorporated by reference to
                    Exhibit No. 3(b) to Report on Form 8-K, dated April 3, 1998).

4.3                 Rights   Agreement   between  the   Registrant  and  the  Bank  of  New  York
                    (incorporated  by  reference  to  Exhibit  4.2 to Report  on Form 8-K,  dated
                    October 25, 1993).

4.4                 Amendment No. 1 to Rights  Agreement  between the  Registrant and the Bank of
                    New York  (incorporated  by  reference  to  Exhibit  1 to  Form 8-A/A,  dated
                    October 15, 1997).

4.5                 Amendment No. 2 to Rights  Agreement  between the  Registrant and the Bank of
                    New York  (incorporated  by reference to  Post-Effective  Amendment  No. 2 to
                    Form S-8, dated April 15, 1998).

4.6                 Sodexho Marriott  Services Employee Stock Purchase Plan  (incorporated by reference to Appendix A of Definitive  Proxy  Statement,  Form 14A,  dated
                    December 3, 1999).

23.1                Consent of Arthur Andersen LLP (filed herewith).

23.2                Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1                Power of Attorney (filed herewith).

ITEM 8.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the first day of June 2000.

                                      SODEXHO MARRIOTT SERVICES, INC.



                                      By:/S/ MICHEL LANDEL
                                         ----------------------------
                                           Michel Landel
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the first day of June 2000.

                                      SODEXHO MARRIOTT SERVICES
                                      EMPLOYEE STOCK PURCHASE PLAN



                                      By: /S/OLLIE LAWRENCE, JR.
                                         ----------------------------
                                           Ollie Lawrence, Jr.
                                           Plan Administrator


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                     TITLE                                        DATE
---------                                                     -----                                        ----


/S/ MICHEL LANDEL                             President and Chief Executive Officer                    June 1, 2000
---------------------------------                 (Principal Executive Officer)
Michel Landel

/S/ JOHN BUSH                                       Senior Vice President and                          June 1, 2000
---------------------------------                  Chief Financial Officer and
John Bush                                        Acting Chief Accounting Officer
                                                  (Principal Financial Officer)




         A majority of the Board of Directors (Michel Landel, Daniel J. Altobello, Pierre Bellon, Bernard Carton, Edouard de Royere, John W. Marriott III and William J. Shaw).

Date:           June 1, 2000           By:  /S/ ROBERT A. STERN
                                            ----------------------------------
                                             Robert A. Stern, Attorney-In-Fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

4.1                 Amended  and  Restated   Certificate  of   Incorporation  of  the  Registrant
                    (incorporated  by reference to Exhibit No. 3(a) to Report on Form 8-K,  dated
                    April 3, 1998).

4.2                 Amended and Restated By-Laws of the Registrant  (incorporated by reference to
                    Exhibit No. 3(b) to Report on Form 8-K, dated April 3, 1998).

4.3                 Rights   Agreement   between  the   Registrant  and  the  Bank  of  New  York
                    (incorporated  by  reference  to  Exhibit  4.2 to Report  on Form 8-K,  dated
                    October 25, 1993).

4.4                 Amendment No. 1 to Rights  Agreement  between the  Registrant and the Bank of
                    New York  (incorporated  by  reference  to  Exhibit  1 to  Form 8-A/A,  dated
                    October 15, 1997).

4.5                 Amendment No. 2 to Rights  Agreement  between the  Registrant and the Bank of
                    New York  (incorporated  by reference to  Post-Effective  Amendment  No. 2 to
                    Form S-8, dated April 15, 1998).

4.6                 Sodexho Marriott  Services Employee Stock Purchase Plan  (incorporated by reference to Appendix A of Definitive  Proxy  Statement,  Form 14A,  dated
                    December 3, 1999).

23.1                Consent of Arthur Andersen LLP (filed herewith).

23.2                Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1                Power of Attorney (filed herewith).